Exhibit 18.3
                  First Amendment to Amended and Restated Plan
                             pursuant to Rule 18f-3


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                                  PHOENIX FUNDS
                                  (the "Funds")

                             FIRST AMENDMENT TO THE
                AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3
                                    under the
                         INVESTMENT COMPANY ACT OF 1940


That certain Amended and Restated Plan Pursuant to Rule 18f-3 under the Investment Company Act of 1940 duly adopted by the Board of Directors/Trustees of the Funds on November 20, 1996, is hereby amended as follows:

          1. The first and last sentences of Section 2. The Multi-Class Structure are deleted and the following two sentences substituted therefor:

          The portfolios of the Funds listed on Schedule A hereto shall offer up to four classes of shares as indicated on Schedule A: Class A, Class B, Class C and Class M. ( . . . ) In addition, Class A, Class B, Class C and Class M shares shall have the features described in Sections a, b, c and d, below.

          2. The following two subparagraphs are added to Section 2a. Distribution Plans immediately following subparagraph 2a(ii):

                  iii. Class C shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class C Distribution Plan and any supplements thereto, subject to an annual limit of 1.00%, or in some cases 0.50%, of the average daily net assets of a Multi-Class Portfolio's Class C shares.

                  iv. Class M shares of each Multi-Class Portfolio shall reimburse the Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class M Distribution Plan and any supplements thereto, subject to an annual limit of 0.50% of the average daily net assets of a Multi-Class Portfolio's Class M shares.

          3. Schedule A is amended as attached hereto.


         This Amendment was approved by the Board of Directors/Trustees at a meeting held on May 28, 1997.


                                             /s/ Thomas N. Steenburg
                                             ----------------------------------
                                             Assistant Secretary


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                                   SCHEDULE A
                                   ----------


                                                                       Class A     Class B      Class C       Class M
                                                                       -------     -------      -------       -------

PHOENIX CALIFORNIA TAX-EXEMPT BONDS, INC.                                  X            X            __           __

PHOENIX INCOME AND GROWTH FUND                                             X            X            __           __

PHOENIX MULTI-PORTFOLIO FUND:
         EMERGING MARKETS BOND PORTFOLIO                                   X            X            X            X
         INTERNATIONAL PORTFOLIO                                           X            X            __           __
         MID CAP PORTFOLIO                                                 X            X            __           __
         REAL ESTATE SECURITIES PORTFOLIO                                  X            X            __           __
         STRATEGIC INCOME PORTFOLIO                                        X            X            X            X
         TAX-EXEMPT BOND PORTFOLIO                                         X            X            __           __

PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.                               X            X            X            X

PHOENIX MULTI-SECTOR SHORT TERM BOND FUND                                  X            X            X            __

PHOENIX SERIES FUND:
         AGGRESSIVE GROWTH FUND SERIES                                     X            X            __           __
         BALANCED FUND SERIES                                              X            X            __           __
         CONVERTIBLE FUND SERIES                                           X            X            __           __
         GROWTH FUND SERIES                                                X            X            __           __
         HIGH YIELD FUND SERIES                                            X            X            X            X
         MONEY MARKET FUND SERIES                                          X            X            X            X
         U.S. GOVERNMENT SECURITIES FUND                                   X            X            __           __
            SERIES

PHOENIX STRATEGIC EQUITY SERIES FUND:
         EQUITY OPPORTUNITIES FUND                                         X            X            __           __
         MICRO CAP FUND                                                    X            X            __           __
         SMALL CAP FUND                                                    X            X            __           __
         STRATEGIC THEME FUND                                              X            X            X            X

PHOENIX STRATEGIC ALLOCATION FUND, INC.                                    X            X            __           __

PHOENIX WORLDWIDE OPPORTUNITIES FUND                                       X            X            __           __
